Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 6 (“Post-Effective Amendment No. 6”) of Registration Statement File No. 333-54464 of MetLife Investors USA Separate Account A on Form N-4 to the reference to me under the caption “Legal Matters” contained in the Statement of Additional Information in Post-Effective Amendment No. 5 to Registration Statement No. 333-54464 which is incorporated by reference under this Post-Effective Amendment No. 6.

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel

MetLife Investors USA Insurance Company

Newport Beach, California

July 12, 2004